CONTACT: Scott B. Flaherty NEWS RELEASE Chief Financial Officer (561) 349-9989 Air India and Willis Lease Finance Corporation Ink Historic ConstantThrust® Engine Sale & Leasebacks COCONUT CREEK, FL — September 21, 2022 — Air India has signed definitive sale and lease back agreements with Willis Lease Finance Corporation (NASDAQ: WLFC) (“Willis Lease”) for 34 CFM56- 5B engines installed on its Airbus A320 family fleet. The engines will be covered under Willis Lease’s ConstantThrust® program, which will deliver significant reliability and cost savings versus a traditional MRO shop visit program. This is the first ConstantThrust® sale and leaseback agreement for aircraft engines by any Indian carrier. Under the sale side of the transaction, Willis Lease will purchase from Air India 34 engines powering 13 Airbus A321 aircraft and 4 Airbus A320 aircraft. Through its ConstantThrust® program, Willis Lease will provide replacement and standby spare engines, allowing Air India to avoid potentially costly and unpredictable shop visits on engines powering a transitioning aircraft fleet. Willis Lease will also have an in-country team to coordinate and manage the entire program and all logistics and transportation involved. Headquartered in Florida, USA, Willis Lease is a leading aviation finance company, specializing in the lease, finance and management of aircraft, spare commercial aircraft engines and auxiliary power units. Willis Lease’s ConstantThrust® program leverages those capabilities and its spare parts, engine and aircraft technical management services, as well as its aircraft engine maintenance, repair and overhaul (MRO) services, to deliver programmatic support to airlines and lessors worldwide. Speaking on the agreement, CCO of Air India, Mr. Nipun Aggarwal said, “This is a very unique and landmark transaction which will enable Air India to eliminate the maintenance burden and fully de-risk itself from the maintenance cost uncertainty associated with the engines which were not covered under any “Power by the Hour” program with the OEMs. This transaction will allow Air India to de-risk itself operationally, improve fleet reliability, reduce cost, and optimize cash flows.” “Air India ran a rigorous process to evaluate all options for managing the substantial maintenance, operational risk and logistical burden these engines would have created, and we are proud that all the benefits of our ConstantThrust® program rose to the top in the end,” said Brian R. Hole, President of Willis Lease. “Air India’s selection of ConstantThrust® validates our longstanding belief that traditional options are not the only options for airlines willing to spend the time to fully investigate the benefits of our programmatic solutions.” Willis Lease Finance Corporation Willis Lease Finance Corporation leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, aircraft engine manufacturers and maintenance, repair and overhaul providers in 120 countries. These leasing activities are integrated with engine and aircraft trading, engine lease pools and asset management services supported by cutting edge technology through its subsidiary, Willis Asset Management Limited, as well as various end-of-life solutions for engines and aviation materials provided through its subsidiary, Willis Aeronautical Services, Inc.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties. Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as war, terrorist activity and the COVID-19 pandemic; changes in oil prices, rising inflation and other disruptions to world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K and other continuing reports filed with the Securities and Exchange Commission.